UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2008

EQUITY MEDIA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51418	20-2763411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Shackleford Drive, Suite 400 Little Rock, Arkansas	72211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 219-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of May 22, 2008, Richard C. Rochon, a current member of the board of directors of Equity Media Holdings Corporation (“EMHC”), was named to serve as chairman of the board of directors of EMHC. Mr. Rochon previously served as chairman of the board and chief executive officer of Coconut Palm Acquisition Corp., EMHC’s predecessor company. Mr. Rochon co-founded Royal Palm Capital Partners, LLP (“RPCP”), a private equity investment and management firm in February 2002 and has been its chairman and chief executive officer since that time. Mr. Rochon previously served as president of Huizenga Holdings from 1987 to 2002.

RPCP Investments, LLLP, an affiliate of RPCP, is a shareholder of EMHC, and Royal Palm Capital Management, LLLP, an affiliate of RPCP, has a management services agreement with EMHC.

The full text of the press release issued on May 23, 2008 in connection with this appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits:

99.1	Press release, dated May 23, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 23, 2008	EQUITY MEDIA HOLDINGS CORPORATION

	By:	/s/ Patrick Doran
Patrick Doran
Chief Financial Officer

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